Exhibit 23.5

                     CONSENT OF MINE DEVELOPMENT ASSOCIATES

      The undersigned, Mine Development Associates, hereby states as follows:

      Our firm assisted with a technical study, completed in 2002 (the "2002 Technical Study"), concerning mineralized material contained in the Long Valley project, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Long Valley -- Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K"), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

      We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2002 Technical Study, including the reference to our firm included with such information, as set forth above in the Form 10-K.

                                              Mine Development Associates


                                              By: /s/ Neil B. Prenn
                                                  -----------------------
                                                  Name:  Neil B. Prenn
                                                  Title: President

Date: April 3, 2003